EXHIBIT 5.1



                  REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL
                              45 Rockefeller Plaza
                            New York, New York 10111

                                February 1, 1999


MedE America Corporation
90 Merrick Avenue
East Meadow, New York 11554

Ladies and Gentlemen:


     We have acted as counsel to MedE America Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing on or about the date hereof of the Registration Statement of the Company on Form S-1, as amended (the "Registration Statement") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering (the "Offering") by the Company of up to 516,043 shares (including 67,310 shares subject to over-allotment options) of Common Stock, $.01 par value, of the Company (the "Common Stock"). The Registration Statement registers additional shares to be sold in the public offering of shares of Common Stock contemplated by a Registration Statement of the Company on Form S-1 (SEC File No. 333-55977), which was declared effective by the Securities and Exchange Commission on February 1, 1999.

     In  that  connection,  we  have  participated  in  the  preparation  of the
Registration Statement, including the Prospectus contained therein (the "Prospectus") and have reviewed certain corporate proceedings. In addition, we have examined originals or copies certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed necessary to form a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

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     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The shares of Common Stock to be registered for sale by the Company under the Registration Statement have been duly authorized and, when issued and paid for as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.

     The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted cited or otherwise referred to without our prior written consent.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,

                                            REBOUL, MACMURRAY, HEWITT
                                                MAYNARD & KRISTOL

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